EXHIBIT 5.1
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January 23, 2007


Teck Cominco Limited
Suite 600, 200 Burrard Street
Vancouver, British Columbia
V6C 3L9

Ladies and Gentlemen:

RE:      TECK COMINCO LIMITED - REGISTRATION STATEMENT ON FORM S-8

We have acted as your Canadian counsel in connection with the filing by Teck Cominco Limited ("Teck") with the United States Securities and Exchange Commission of a Registration Statement on Form S-8 registering 6,000,000 Class B Subordinate Voting Shares of Teck (the "Option Shares") to be issued in connection with the Teck Cominco Limited 2001 Stock Option Plan (the "Option Plan").

In connection with the foregoing and for the purpose of the opinions hereinafter expressed, we have relied on a Certificate of Compliance dated January 23, 2007 issued by the Director appointed under the CANADA BUSINESS CORPORATIONS ACT, and have reviewed a copy of the Option Plan, directors' resolutions and other records of Teck.

We have also considered such questions of laws as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

In all such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies or facsimiles.

Based upon the foregoing, we are of the opinion that:

1. Teck is validly existing as a corporation under the CANADA BUSINESS CORPORATIONS ACT; and


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2.    the Option Shares have been duly  authorized  and created and when issued and paid for in accordance with the terms of the Option Plan, will be validly issued and outstanding as fully paid and non-assessable Class B Subordinate Voting Shares in the capital of Teck.

We consent to the use and filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, and any amendments thereto or any Prospectus relating thereto.

Yours truly,

/S/ LANG MICHENER LLP





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